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                                                                    Exhibit 23.2

                                 MARCH 14, 2001



BOARD OF DIRECTORS
GLOBE HOMESTEAD
4051 VETERANS BOULEVARD
SUITE 100
METAIRIE, LOUISIANA 70002

DIRECTORS:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Globe Homestead, Metairie, Louisiana, and any amendments thereto, and in the Form SB-2 Registration Statement of Globe Bancorp, Inc., and any amendments thereto. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of Globe Bancorp, Inc.

                                                  /s/ Robin L. Fussell

                                                  Robin L. Fussell
                                                  Principal